UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549






FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  June 9, 1995





3Com Corporation
(Exact name of registrant as specified in its charter)


California       0-12867                  94-2605794
(State or other  (Commission File Number) (I.R.S. Employer)
jurisdiction                              Identification No.)
of incorporation
or organization)



5400 Bayfront Plaza                       95052
Santa Clara, California                   (Zip Code)
(Address of principal executive offices)





Registrant's telephone number, including area code: (408) 764-5000





Item 2.     Acquisition or Disposition of Assets

	(a) On June 9, 1995, pursuant to an Agreement and Plan of Reorganization dated March 21, 1995 (the "Agreement") among 3Com Corporation (the "Company"), Anuinui Acquisition Corporation (the "Sub"), a wholly-owned subsidiary of the Company, and Primary
Access Corporation ("PAC"), a California corporation, the Company acquired each issued and outstanding share of common stock and each issued and outstanding share of preferred stock of PAC (together, the "PAC Stock") through the merger of Sub with and into PAC. Under the terms of the Agreement, the shareholders of PAC transferred all of the outstanding stock of PAC to the Sub, in exchange for which they received an aggregate of approximately 2.3 million shares of 3Com common stock and options and warrants to acquire approximately 500,000 shares of 3Com common stock with an aggregate market value of approximately $173 million on the closing date. The exchange ratio for the conversion into the Company's common stock was .2302 of a share for each share of PAC Stock. The acquisition was accounted for as a pooling of interests.

	The consideration paid by the Company for the PAC Stock was the result of arms-length negotiations between the Company and PAC. PAC had revenues of approximately $30 million over the past twelve months ended May 31, 1995. PAC survives the merger as a wholly-owned subsidiary of the Company.

	Under the terms of the Agreement, 10% of the shares of 3Com common stock to be issued to the PAC shareholders was deposited into an escrow account (the "Escrow Account"), on a pro rata basis, as security for the indemnification of the Company by PAC for breaches of the representations, warranties and covenants of PAC set forth in the Agreement. Except with respect to breaches of certain representations and warranties, the Escrow Account is the sole and exclusive source of any claim or remedy by the Company against PAC or its shareholders in connection with the acquisition. Subject to reduction based on outstanding or resolved claims, the shares of 3Com common stock held in the Escrow Account will be distributed to the PAC shareholders upon termination of the escrow period on March 21, 1996.

	Prior to the acquisition, no material relationship existed between the Company and PAC or any of its affiliates, any director or officer of the Company, or any associate of any such director or officer.

	PAC is engaged in the business of developing, manufacturing and marketing remote access internetworking systems. The Company intends to continue such business.

Item 7.     Financial Statements, Pro Forma Financial
	    Information and Exhibits

(a) The financial statements of PAC required pursuant to Rule 3-05 of Regulation S-X are incorporated herein by reference to the Company's
Registration Statement on Form S-4 as filed on March
23, 1995, and as amended.

(b) The pro forma financial information of PAC required pursuant to Article 11 of Regulation S-X is incorporated herein by reference to the Company's
Registration Statement on Form S-4 as filed on March
23, 1995, and as amended.

(c) The following exhibits are incorporated herein by reference to the Company's Registration Statement on Form S-4 as filed on March 23, 1995, and as amended:

7.1     Agreement and Plan of Reorganization dated
March 21, 1995 among 3Com Corporation, Anuinui
Acquisition Corporation and Primary Access
Corporation.

7.2     Amendment to Agreement and Plan of
Reorganization dated May 30, 1995 among 3Com
Corporation, Anuinui Acquisition Corporation and
Primary Access Corporation.

7.3     Escrow Agreement dated June 9, 1995 among
3Com Corporation, the First National Bank of
Boston and Tench Coxe, Kathryn C. Gould and
William R. Stensrud as Agents of PAC.






			    SIGNATURES


	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


				3COM CORPORATION



June 20, 1995                   By:  /s/ Christopher B. Paisley
				     __________________________
				     Christopher B. Paisley
				     Chief Financial Officer